SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 28, 2001

Medtronic, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State of Other Jurisdiction of Incorporation)

1-7707	41-0793183
(Commission File Number)	(I.R.S. Employer Identification No.)
710 Medtronic Parkway Minneapolis, Minnesota	55432
(Address of Principal Executive Offices)	(Zip Code)

(763) 514-4000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    This current Report on Form 8-K/A amends Items 2 and 7 of the Registrant's Current Report on Form 8-K, filed September 5, 2001, to provide subsequent information relating to the MiniMed Inc. ("MiniMed") and Medical Research Group, Inc. ("MRG") acquisitions and amended financial statements for MRG required by Item 7.

Item 2.  Acquisition or Disposition of Assets

    On August 28, 2001, Medtronic, Inc. (the "Registrant") acquired all of the outstanding stock of MiniMed through a merger of a newly-created subsidiary of the Registrant into MiniMed. Pursuant to the merger, the shareholders of MiniMed received $48 for each of the approximately 64.9 million shares of MiniMed Common Stock outstanding at the time of the merger. In addition, the Registrant assumed an aggregate of approximately 2.7 million outstanding MiniMed stock options, each of which were converted into an option to purchase 1.074 shares of the Registrant's Common Stock.

    In a separate but related transaction, the Registrant acquired all of the outstanding stock of MRG through a merger of a newly-created subsidiary of the Registrant into MRG. Pursuant to the merger, the shareholders of MRG received an aggregate of approximately $397.7 million in cash in exchange for the shares of MRG Common Stock outstanding at the time of the merger.

    The sources of the funds used to complete the acquisitions described above initially included cash on hand and the proceeds of a short term loan to the Registrant from Bank of America, N.A.

    On September 17, 2001, the Registrant completed its private placement of $2.0125 billion principal amount of its 1.25% Contingent Convertible Debentures due September 15, 2021. The Debentures are convertible in certain circumstances, at the holders' option, into shares of the Registrant's common stock initially at a conversion price of $61.81 per share, subject to adjustments under certain circumstances.

    The net proceeds from the issuance of the Debentures were used to repay a substantial portion of the short term loan with Bank of America, N.A. The Debentures have not been registered under the Securities Act, or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, registration requirements of the Securities Act and applicable securities laws.

    A copy of the press release announcing the closing of this transaction is filed as Exhibit 99.1 to this Form 8-K/A.

    MiniMed is the world leader in the design, development, manufacture and marketing of advanced medical systems for the treatment of diabetes. MRG is a private corporation that designs and develops implantable technologies related to pumps and sensors used primarily for the treatment of diabetes.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (a) Financial Statements of Business Acquired:

    Unaudited financial statements for MRG for the quarters ended March 30, 2001 and June 29, 2001, as amended, are attached hereto as Exhibits 99.6 and 99.7, respectively.

    (b) Pro Forma financial information:

    The pro forma financial information has been updated to reflect changes made to MRG's financial statements, completion of valuation procedures related to the fair values of assets acquired and liabilities assumed, and to present pro forma information for Medtronic's quarter ended July 27, 2001. The pro forma financial information is attached hereto as Exhibit 99.8.

    (c) Exhibits:

    See Exhibit Index on page following Signatures.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.
Date: November 13, 2001	By	/s/ ROBERT L. RYAN Robert L. Ryan Senior Vice President and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

EXHIBIT INDEX

to

FORM 8-K/A

MEDTRONIC, INC.

Exhibit Number	Exhibit Description
2.1	Amended and Restated Agreement and Plan of Merger dated as of June 19, 2001 by and among MiniMed Inc., Medtronic, Inc. and MMI Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of MiniMed's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2001)
2.2	Amended and Restated Agreement and Plan of Merger dated as of July 27, 2001 by and among Medical Research Group, Inc., Jaguar Merger Corp. and Medtronic, Inc. (incorporated by reference to Exhibit 2.2 in Medtronic, Inc.'s Current Report on Form 8-K, dated September 5, 2001)
4.1	Rights Agreement, dated as of October 26, 2000, between Medtronic, Inc. and Wells Fargo Bank Minnesota, National Association, including es: Exhibit A thereto the form of Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Shares of Medtronic, Inc.; and Exhibit B the form of Preferred Stock Purchase Right Certificate (incorporated by reference to Exhibit 4.1 in Medtronic, Inc.'s Report on Form 8-A, including the exhibits thereto, dated November 3, 2000.
4.2	Indenture dated as of September 11, 2001 between Medtronic, Inc. and Wells Fargo Bank, N.A.
4.3	Registration Rights Agreement dated as of September 11, 2001, among Medtronic, Inc., Goldman Sachs & Co., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated
23.1	Consent and Report of Deloitte & Touche LLP
23.2	Consent and Report of Deloitte & Touche LLP
99.1	Press release dated September 17, 2001
99.2	Audited Consolidated Financial Statements of MiniMed (incorporated by reference to MiniMed's Annual Report on Form 10-K for the year ended December 29, 2000)
99.3	Unaudited Consolidated Financial Statements of MiniMed for the quarterly period ended March 30, 2001 (incorporated by reference to MiniMed's Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2001)
99.4	Unaudited Consolidated Financial Statements of MiniMed for the quarterly period ended June 29, 2001 (incorporated by reference to MiniMed's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2001)
99.5	Audited Financial Statements of MRG as of December 31, 1999 and 2000, and for each of the two years ended December 31, 1999 and 2000 (incorporated by reference to Exhibit 99.5 in Medtronic, Inc.'s Current Report on Form 8-K, dated September 5, 2001)
99.6	Unaudited Financial Statements of MRG as of and for the quarterly period ended June 29, 2001, as amended
99.7	Unaudited Financial Statements of MRG as of and for the quarterly period ended March 30, 2001, as amended
99.8	Pro Forma Financial Information of the Registrant